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                                                                   EXHIBIT 10.28


                              OFFICER'S CERTIFICATE


         I, the undersigned, do hereby certify and represent that:

         1. I am the duly elected Senior Vice President and Chief Business Officer of deCODE genetics, Inc., a Delaware Corporation.

         2. Pursuant to Rule 306(a) of Regulation S-T, the following exhibit
10.28 to deCODE genetics, Inc.'s Registration Statement on Form S-1 is a fair and accurate English translation of a document prepared in the Icelandic language.

         IN WITNESS WHEREOF, I have signed this Officer's Certificate in my capacity as Senior Vice President and Chief Business Officer of deCODE genetics, Inc. on this 7th day of March, 2000.



                                    By:     /s/  Hannes T. Smarason
                                             --------------------------

                                    Name:   Hannes T. Smarason
                                    Title:  Senior Vice President and
                                            Chief Business Officer

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[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT
CONFIDENTIALITY HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                    RESEARCH CONTRACT ON THE CO-OPERATION OF
             A RESEARCH TEAM FOR PERIPHERAL ARTERY OCCLUSIVE DISEASE
                                       AND
                           ISLENSK ERFDAGREINING EHF

A Research Team for Peripheral Artery Occlusive Disease, on the one hand, hereinafter referred to as the Research Team, and, on the other hand, Islensk erfdagreining ehf., hereinafter referred to as IE, enter into the following

                                A g r e e m e n t

on co-operation in the research of the inheritability of Peripheral Artery Occlusive Disease. This Contract is made on the basis of the Co-Operation Agreement between the Reykjavik Municipal Hospital and IE of 4 November 1998 and the Co-Operation Agreement between State Hospitals and IE of 15 December 1998, both of which shall prevail over this Contract in the event of discrepancy between individual provisions of the agreements.

                                    CHAPTER 1
                        THE SUBSTANCE OF THE CO-OPERATION

The Research Team and IE agree to co-operate, on the basis of this Contract, in the search and isolation of genes involved in the genesis of Peripheral Artery Occlusive Disease. The proposed co-operation between the parties will hereinafter be referred to as the Research Project.

In addition, the Research Team and IE enter into a separate agreement on a additional research into the disease aortic aneurysm. A separate protocol, attached to this Contract in Annex D, applies to this By-Research and its relation to the Research Project.

                                    CHAPTER 2
              CONTRIBUTIONS OF THE PARTIES TO THE RESEARCH PROJECT

2.1 RESEARCH MATERIALS AND THEIR PROCUREMENT
The Research Team shall provide biological samples (blood samples), other clinical data and research materials which the Research Team may possess or have access to, in relation to patients suffering from aortic aneurysm and their relatives.

The Research Team shall supervise relations with individuals intended to participate in the research and/or their legal guardians, e.g. calling them in for blood tests, diagnoses, examination of participants and the procurement of the informed consent of participants. IE, on the one hand, and the Research Team and individuals within the Team, on the other hand, undertake to do whatever is in their power so that the procurement of research materials pursuant to this paragraph shall proceed with expedience and safety. In this respect, account shall be taken of the Research Plan, which includes milestone dates and is to attached to this Contract, as Annex A ("Research Plan and Cost Estimation for the Research of IE and a Research Team on Peripheral Artery Occlusive
Disease"). Annex A shall specify which research



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materials are intended for use in the research and from which health-care institutions the materials derive. All research materials delivered to the IE research laboratory shall first be encrypted at the Genetic Research Service Centre, a private institution domiciled at Noatun 17, Reykjavik, before being transported to IE, in accordance with the instructions of the Data Protection Commission.

2.2. EXPERTISE, EQUIPMENT AND RESEARCH FACILITIES
The Research Team shall provide expertise and knowledge in relation to the diagnosis of diseases as well as the design and organisation of the Research Project. IE and the Research Team shall provide expertise for the design and organisation of the research. IE shall also be responsible for the research and testing of blood samples and genetic material, the assessment of the inheritance of the disease and the interpretation of the findings of the research. IE shall provide equipment, research resources, laboratory reagents and personnel for these purposes.

2.3. PAYMENT OF RESEARCH EXPENSES
IE shall cover all expenses of the Research Project necessary to achieve the objectives of the Project, including materials and wage costs in relation to calling in participants for research and necessary sampling. The Research Team and IE shall jointly submit a total budget plan on signature of this Contract, in which the projected materials and wage costs of the Project are estimated, see Annex A. Annex A shall also further delineate the itemisation of individual cost items and the manner in which the procurement of consent and the payment of bills shall be conducted.

The State Hospitals and the Reykjavik Municipal Hospital may request information on wage payments covered by IE to employees of these institutions working on the Research project.

                                    CHAPTER 3
                              RIGHTS OF THE PARTIES

3.1. RIGHTS OF HEALTH-CARE INSTITUTIONS
The parties to this Contract are aware that identical Co-Operation Agreements (hereinafter the Institutional Agreement(s)) are in force between, on the one hand, IE and, on the other hand, the State Hospitals and the Reykjavik Municipal Hospital. The Institutional Agreements are annexed as supporting documents to this Research Contract, see Annexes B (State Hospitals) and C (Reykjavik Municipal Hospital). The provisions of the Institutional Agreements shall apply to this Research Contract, as applicable, in relation to the part of the research concerning the State Hospitals/the Reykjavik Municipal Hospital and their staff.

The State Hospitals and the Reykjavik Municipal Hospital, on the one hand, and the Research Team, on the other hand, have entered into a separate agreement, dated 28 May 1999, on their own behalf and on behalf of AEdaskurdlaekningafelag Islands (an Icelandic association for vascular surgery), annexed to this Contract, see Annex E. The agreement provides for, i.a., the division, custody and auditing of funds disbursed by IE to the Research Team and the State Hospitals/the Reykjavik Municipal Hospital, pursuant to Chapters 3.3 and 3.4., cf. Chapter 3.6, of this Research Contract.


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IE and its parent company, deCODE genetics Inc. (hereinafter referred to as
deCODE) have entered into an agreement with the Swiss pharmaceutical company Hoffman La-Roche (hereinafter referred to as the Purchaser) on the sale of the Research Project, its findings and returns.

3.3. FIXED PAYMENTS FROM IE TO THE RESEARCH TEAM IN RELATION TO THE SALE OF THE RESEARCH PROJECT IE shall pay the Research Team [CONFIDENTIAL TREATMENT REQUESTED] on the effective date of this Contract. Subsequently, IE shall pay [CONFIDENTIAL TREATMENT REQUESTED] per year, until a total of [CONFIDENTIAL TREATMENT REQUESTED] have been paid, including the initial payment.

Payments from IE to the Research Team pursuant to this Chapter shall be paid on the following payment dates:

[CONFIDENTIAL TREATMENT REQUESTED]

In the event that the Research Project ends within five years from the effective date of this Contract, upon achieving the objective of the Research Project, IE shall immediately pay the remaining amount so that a total of [CONFIDENTIAL TREATMENT REQUESTED] shall have been paid, pursuant to this Chapter. Payments pursuant to this Section are additional to and independent of conditional, performance-related payments pursuant to Section 3.4.

3.4. PERFORMANCE-RELATED PAYMENTS FROM IE IN RELATION TO THE SALE OF THE RESEARCH PROJECT
IE/deCODE have made an agreement with the Purchaser of the Project that the Purchaser shall pay special conditional payments to IE/deCODE which shall be totally dependent on the scientific and practical results achieved in the performance of the Research Project. The performance-related milestones which activate the Purchaser's obligation to pay have been further specified in the agreement between IE/deCODE and the Purchaser. If the above-mentioned milestones are not achieved, no payments shall be made pursuant to this Section.

IE shall pay the Research Team [CONFIDENTIAL TREATMENT REQUESTED] of the performance-related payments from the Purchaser to IE/deCODE, pursuant to Paragraph 1, if success is achieved. Other payments from the Purchaser to IE/deCODE in relation to the reimbursement of IE's cash outlay for the Research Project, as specified in the agreement between IE and the Purchaser, as well as investment in IE or deCODE, shall be paid in full to IE/deCODE.

IE shall report to the Research Team as soon as the Purchaser has confirmed that a milestone has been achieved which activates his obligation to pay. IE promises to pay the Research Team its share in the performance-related payment as soon as such payment has been received by IE/deCODE. The Research Team is authorised by IE/deCODE to seek the confirmation of the companies' auditor, concurrently with the quarterly statement, of whether and when a milestone payment was received for the Research Project.

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3.5. PROVISO ON CO-OPERATION WITH RESEARCH PARTIES UNRELATED TO THE RESEARCH
TEAM
The payments pursuant to Section 3.4. are based on the assumption that co-operation with research parties outside the Research Team and institutions related to the Research Team will not prove necessary for the achievement of the Research Project's objectives. If the Executive Committee of the Project finds it necessary to begin co-operation with other parties, as defined in the foregoing, the provisions of Sections 3.4. and 3.6. shall be reviewed on the basis that the total payments from IE to the Research Team and institutions related to the Research Team, on the one hand, and, on the other hand, the third party, as specified in Section 3.4., shall remain unchanged, i.e. the third party may acquire a claim to a part of the payments pursuant to Section 3.4., which would otherwise have been paid in full to the Research Team.

3.6. ARRANGEMENT OF PAYMENTS AND THE DISPOSAL OF PAYMENTS FROM IE PURSUANT TO
SECTION 3.3. AND 3.4., CF. ALSO SECTION 7.3. IN THE INSTITUTIONAL AGREEMENT
All payments from IE to the Research Team pursuant to Sections 3.3. and 3.4. of this Contract shall be divided and paid as follows, cf. the provisions of
Section 7.3. of the Institutional Agreement as well as other provisions of the Institutional Agreement. The following division of payments is based on an understanding between the parties to this Contract and their evaluation of the importance of each person's contribution to the Research Project. The following division is also based on the agreement cited in Paragraph 2 of Section 2.1., see Appendix E. In accordance with the foregoing, all payments from IE pursuant to Sections 3.3. and 3.4. shall be divided in the following proportions:

[CONFIDENTIAL TREATMENT REQUESTED]

All funds whose appropriation is in the hands of the Research Team shall be used for scientific activity in the field of Peripheral Artery Occlusive Disease conducted by the Scientific Fund of AEdaskurdlaekningafelag Islands. Further arrangements for the handling of the above-mentioned monies of the Scientific Fund, as well as the arrangement of the Fund's auditing, shall conform to the agreement provided for in Appendix E, and is not a concern of IE

                                    CHAPTER 4
                            MANAGEMENT AND LIABILITY

Decisions relating to the performance of the Research Project shall be made jointly by the Research Team and IE. A special Executive Committee shall be established, to which two representatives shall be appointed from each party to this Contract to draw up rules on the arrangement, control and performance of the Research Project. The Chief Supervisor of the Research Project shall be elected from among the members of the Executive Committee.


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Another responsibility of the Committee is to define the objectives of the
Research Project and set forth the professional requirements which the parties to this Contract agree to be satisfactory for the performance of the Project.

Decisions on incurring expenses in relation to the Research Project shall be submitted in advance and confirmed by the Executive Committee. As applicable, the Executive Committee may enter into agreements with health-care institutions on the use of their manpower and facilities for the performance of certain work procedures pertaining to the clinical aspect of the Research Project. In November each year the Executive Committee shall prepare a budget for the clinical aspect of the Research Project in the following year.

The Executive Committee shall supervise the processing of data and the publication of conclusions in accordance with the rules of Chapter 5.

The Research Team and individuals within the Team shall not be financially responsible to IE or parties with which IE has entered into agreements, for the achievement of the commercial or financial objectives of the research.

In the event that a third party causes the research to be cancelled, or the Contract is terminated for reasons for which the Research Team is not responsible, the Research Team and parties within the Research Team shall not be held financially responsible to IE for such a project ending. The same applies if the research must be altered as a result of amendments to legislation or regulations or decisions of public authorities.

IE shall cover the expense of procuring liability insurance for individuals within the Research Team employed by the State Hospitals or the Reykjavik Municipal Hospital when this Contract takes effect, as well as for staff working for them. This shall apply to all work of these parties in the interest of the Research Project.

                                    CHAPTER 5
              HANDLING, PROCESSING AND COMMUNICATION OF INFORMATION

The parties to this Contract undertake to maintain all personal information in confidence. The parties to this Contract undertake to comply with the instructions of the Data Protection Commission and, as applicable, the special representative (inspector) of the Data Protection Commission on the handling and processing of such data, as well as with the instructions and conditions of the Science Ethics Committee, which operates pursuant to the Act on Patients' Rights.

The findings of the Research Project shall be immediately published as soon as they fulfil scientific requirements and are fit for publication. However, IE or the Purchaser of the Project may have the publication of the findings postponed for 90 days, if necessary for the procurement of patents and other rights of ownership related to the findings of the Project. The Executive Committee of the Project shall decide in advance who shall be Chief Supervisor of the Research Project. Otherwise, the first cited author of scientific articles shall be Chief Supervisor. The order of authors shall be in accordance with current rules in the international scientific community.

The parties to this Contract promise mutual confidentiality as regards information in relation to the substance of this Contract, business plans, the progress of the Project

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and its conclusions. Information of this kind may not be communicated to an outside party without the consent of both parties.

                                    CHAPTER 6
                  LIMITATION ON CO-OPERATION WITH OTHER PARTIES

The Research Team promise to work neither jointly nor separately with other parties on research into the inheritability of Peripheral Artery Occlusive Disease during the Research Project. In the event that the Research Project leads to a discovery of financial significance for IE, the Research Team and individual parties within the Team promise not to co-operate with other parties on the part of the Research Project which led to the discovery for five years immediately following the conclusion of the Project pursuant to this Contract. On the other hand, if the Research Project does not lead to a discovery, individual parties within the co-operating team have the right to enter into co-operation with other parties on the research into the inheritability of Peripheral Artery Occlusive Disease after the Research Project has ended.

IE promises not to begin collaboration with other parties in the research of the inheritability of Peripheral Artery Occlusive Disease during the Research Project, unless the Executive Committee considers such collaboration necessary to achieve the objective of the Research Project. In the event that the addition of new co-operative parties to the Research Project is considered necessary, the Executive Committee shall be in charge of the selection of such a party. In the event of a dispute within the Executive Committee, the Research Team shall decide on what basis to select additional co-operative parties. The provisions of this Paragraph shall, however, not prevent IE from collaborating in the field of the Research Project with parties that have negotiated the purchase of the Research Project, its conclusions or returns, on the condition that such actions do not reduce the right to payments pursuant to Chapter 3.

                                    CHAPTER 7
                   DURATION OF CONTRACT AND PROJECT COMPLETION

The effective date of this Contract shall be the date (hereinafter the date of this Contract) on which this Contract has both been signed by the parties to this Contract and confirmed by the State Hospitals and the Reykjavik Municipal Hospital, in accordance with Paragraph 2 of Chapter 2 of the Institutional Agreement.

The Research Project shall have a duration of five years immediately following this Contract's effective date, unless the Project is concluded earlier in the view of the Executive Committee. If either party has materially defaulted on the Contract, the other party may terminate the Contract. In the event of a dispute on the right of the parties to terminate the Contract, the settlement procedures regarding such dispute shall be pursuant to Chapter 8.

The return of original data of the State Hospitals/the Reykjavik Municipal Hospital shall be pursuant to Paragraph 5 of Chapter 6 of the Institutional Agreements.

In the event that either or both parties are interested in continuing the co-operation after the Research Project has ended, an agreement shall be made to this effect.


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Despite a conclusion of the research pursuant to this Contract, whether owing to the completion of the Project or termination or breach of the Contract, the obligation of IE/deCODE to cover payments pursuant to Section 3.4. shall remain in force until IE/deCODE's right of payments from the Purchaser is cancelled at any time, e.g. when a patent expires.

                                    CHAPTER 8
                             SETTLEMENT OF DISPUTES

In the event of a dispute between the parties to this Contract regarding performance or compliance that cannot be resolved by the Executive Committee, two persons, one from each party, shall endeavour to reach an agreement on its settlement. If a settlement is not reached between those two persons within two weeks of the submission of the dispute, each party to the Contract shall appoint one arbitrator and then jointly request the appointment of an impartial third arbitrator by the District Court of Reykjavik to assist in the resolution of the dispute, thus forming a tribunal of three arbitrators. The arbitration tribunal shall reach a decision in the matter within 3 months from the appointment of the third arbitrator.

The cost of the work of the tribunal shall be determined by the tribunal at each time. The work, procedure and rulings of the arbitration tribunal shall otherwise be governed, as appropriate at any time, by Act No. 53/1989 on Contractual Arbitration.

Notwithstanding the above provisions on arbitration, cases involving the collection of payments under this Contract which are not in dispute between the parties may be submitted to the public courts. The same applies to cases of financial claims made by one party against the other, based on rulings of the arbitration tribunal regarding non-performance or breach by the latter of this Contract. Such cases shall be submitted to the District Court of Reykjavik.

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This Contract, which comprises 8 chapters on 8 pages, in addition to appendices
A, B, C, D and E, is made in two identical copies, one copy to be held by the parties to the Contract.


                      Reykjavik,        28 May 1999.


On behalf of the Research Team          On behalf  of Islensk Erfdagreining ehf.
for Peripheral Artery Occlusive
Disease

Stefan E. Matthiasson [sign.]           Kari Stefansson [sign.]
Reykjavik Municipal Hospital            President

Halldor Johannsson [sign.]              Kristjan  Erlendsson [sign.]
The State Hospitals                     Executive  Director of IE Co-operative
                                        Projects

Confirmed on behalf of
the Reykjavik Municipal
Hospital
Reykjavik
                                           ___________________________

Magnus Petursson [sign.]                     Certified that the above
                                             is a faithful English
                                             translation of a signed
Confirmed on behalf of                       Icelandic document.
the State Hospitals                        ___________________________
Reykjavik


Magnus Petursson [sign.]



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